UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 21, 2008 (February 19, 2008)

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 56 Lingxi Street
Taihe District
Jinzhou City, Liaoning
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 0416-5186632
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

ITEM 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 19, 2008, Wonder Auto Limited, a British Virgin Islands corporation (the “Subsidiary”), a wholly-owned subsidiary of Wonder Auto Technology, Inc., acquired 65% ownership interest in Jinzhou Karham Electrical Equipment Co., Ltd. (“Karham”) from Koma, a Korean corporation (“Koma”), for a total cash consideration of U.S.$820,000 pursuant to a Share Purchase Agreement, dated February 19, 2008, between the Subsidiary and Koma (the “Share Purchase Agreement”).

Karham is a sino-foreign joint venture established under the laws of the People’s Republic of China and is principally engaged in the business of manufacturing, marketing and selling of carbon brushes and other components for automotive alternators and starters.

The description of the Share Purchase Agreements in this current report is a summary only and is qualified in its entirety by the terms of the Share Purchase Agreement, which is attached hereto as exhibit 10.1 and is hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

The following exhibit is filed with this current report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Share Purchase Agreement, dated as of February 19, 2008, by and between Wonder Auto Limited and Koma Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: February 21, 2008

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Share Purchase Agreement, dated as of February 19, 2008, by and between Wonder Auto Limited and Koma Co., Ltd.